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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Valmont Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement
For The
April 28, 2008
Annual Shareholders' Meeting

Dear Shareholder:

        You are cordially invited to attend Valmont's annual meeting of shareholders on Monday, April 28, 2008 at 2:00 p.m. The meeting will be held in the Lecture Hall of the Joslyn Art Museum at 2200 Dodge Street in Omaha, Nebraska. You may enter the building through the atrium entrance on the east side.

        The formal meeting of shareholders will be followed by a review of Valmont's business operations and our outlook for the future. Following the meeting, you are invited to an informal reception where you can visit with the directors and officers about the activities of the Company.

        If you cannot attend the meeting in person, please vote your shares by proxy. Please complete, sign and date the enclosed proxy card and return it in the postage paid envelope. Your prompt voting of your shares will help your Company avoid additional solicitation costs. Your vote is important, either in person or by proxy.

        I look forward to seeing you at our annual meeting.

Sincerely,

Mogens C. Bay Chairman and Chief Executive Officer

Valmont Industries, Inc.

Notice of Annual Meeting
of Shareholders

        Notice is hereby given that the annual meeting of shareholders of Valmont Industries, Inc., a Delaware corporation, will be held at the Joslyn Art Museum, 2200 Dodge St., Omaha, Nebraska 68102, on Monday, April 28, 2008 at 2:00 p.m. local time for the purpose of:

  (1)
  Electing two directors of the Company to three year terms.

  (2)
  Approving the Valmont 2008 Stock Plan.

  (3)
  Approving the Valmont 2008 Executive Incentive Plan.

  (4)
  Ratifying the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2008.

  (5)
  Transacting such other business as may properly come before the meeting.

        Shareholders of record at the close of business on February 29, 2008 are entitled to vote at this meeting. If you do not expect to be present at the annual meeting and wish your shares to be voted, please complete, sign, date and mail the enclosed proxy form.

By Order of the Board of Directors

E. Robert Meaney Secretary One Valmont Plaza Omaha, Nebraska 68154-5215 March 21, 2008

Proxy Statement

To Our Shareholders:

        The board of directors of Valmont Industries, Inc. solicits your proxy in the form enclosed for use at the annual meeting of shareholders to be held on Monday, April 28, 2008, or at any adjournments thereof.

        At the close of business on February 29, 2008, the record date for shareholders entitled to notice of and to vote at the meeting, there were outstanding 25,981,044 shares of the Company's common stock. There were no preferred shares outstanding. All holders of common stock are entitled to one vote for each share of stock held by them.

        The presence of a majority of the outstanding common stock represented in person or by proxy at the meeting will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

        Election of the two director nominees requires the affirmative vote of a majority of the votes cast for the election of directors at the annual meeting. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes are not treated as votes cast and therefore will not affect the outcome of the election of directors. An incumbent director nominee who receives a greater number of votes "withheld" than "for" in an election is required to tender his resignation to the board, and the resignation will be accepted or rejected by the board as more fully described in "Election of Directors".

        The proposals to approve the Valmont 2008 Stock Plan and the Valmont Executive Incentive Plan and to ratify the appointment of the accountants requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. On these matters, an abstention will have the same effect as a negative vote. A broker non-vote will not be considered entitled to vote on matters as to which the brokers withhold authority and therefore broker non-votes will not be included in the tabulation of these voting results.

        Any shareholder giving a proxy may revoke it before the meeting by mailing a signed instrument revoking the proxy to: Corporate Secretary, Valmont Industries, Inc., One Valmont Plaza, Omaha, Nebraska 68154-5215. To be effective, the revocation must be received by the Corporate Secretary before the date of the meeting. A shareholder may attend the meeting in person and at that time withdraw the proxy and vote in person.

        The cost of solicitation of proxies, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to their principals, will be borne by the Company. This proxy statement and proxy card are being mailed to shareholders on or about March 21, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 28, 2008:

The proxy statement and annual report to shareholders for the fiscal year ended December 29, 2007 are available at our website: www.valmont.com.

Certain Shareholders

        The following table sets forth, as of February 29, 2008, the number of shares beneficially owned by (i) persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding common stock, (ii) executive officers named in the summary compensation table and directors and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership February 29, 2008(1)	Percent of Class(2)
Robert B. Daugherty c/o Valmont Industries, Inc. Omaha, NE 68154	7,123,568	27.4%
Mogens C. Bay	682,121	2.6%
John E. Jones	81,448
Thomas F. Madison	97,778
Stephen R. Lewis, Jr.	25,448
Walter Scott, Jr.	123,448
Kenneth E. Stinson	83,448
Kaj den Daas	13,448
Glen A. Barton	15,476
Daniel P. Neary	7,448
Terry J. McClain	158,048
E. Robert Meaney	107,970
Mark E. Treinen	50,057
Mark C. Jaksich	56,062
All Executive Officers and Directors As Group (16 persons)	1,534,617	5.9%

(1)
Includes shares which the directors and executive officers have, or within 60 days of February 29, 2008 will have, the right to acquire through the exercise of stock options, as follows: 36,000 shares for Mr. Madison; 32,000 shares for Messrs. Jones, Scott and Stinson; 16,000 shares for Mr. Lewis; 8,000 shares for Messrs. den Daas and Barton; 4,000 shares for Mr. Neary and 7,286 and 5,049 shares for Messrs. Jaksich and Treinen, respectively; and 202,979 shares for all executive officers and directors as a group. Includes 1,000,000 shares owned by the Robert B. Daugherty Charitable Foundation with respect to which Mr. Daugherty has sole voting authority.

(2)
Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of common stock.

Corporate Governance

        Valmont is committed to having strong corporate governance principles. The board of directors believes such principles are essential to the effective operation of Valmont's businesses and to maintaining Valmont's integrity in the marketplace.

Overview

        The board of directors has adopted corporate governance principles which are set out in the "Investor Relations" section of the Company's website at www.valmont.com. The following corporate governance documents also appear on the Company's website and these documents and the Company's

Corporate Governance Principles are available in print to any shareholder upon request to the Corporate Secretary:

  •
  Code of Business Conduct

  •
  Code of Ethics for Senior Officers

  •
  Audit Committee Charter

  •
  Compensation Committee Charter

  •
  Governance and Nominating Committee Charter

  •
  Procedures for bringing concerns or complaints to the attention of the Audit Committee

        The board met five times during 2007. The board has designated a lead director, Thomas Madison, who chairs executive sessions of the board. Interested parties who wish to contact the board of directors or the lead director may communicate through the lead director by writing to: Lead Director of Valmont Board of Directors, Valmont Industries, Inc., One Valmont Plaza, Suite 601, Omaha, Nebraska 68154-5215. The Company's non-employee directors meet in executive session without management present at every board meeting. Directors are encouraged to attend the annual shareholders meeting and all Company directors attended the 2007 annual shareholders meeting. The board of directors periodically reviews the Corporate Governance Principles and any changes are communicated to shareholders by posting them on the Company's website.

Recent Governance Actions

        The board of directors and board committees have taken a number of recent corporate governance actions. The more significant actions include:

  •
  The board of directors in February 2007 amended the Company bylaws to adopt a majority voting system for the election of directors.

  •
  The board of directors in October 2007 adopted director stock ownership guidelines. The guidelines provide that directors should own Valmont common stock with a value at least equal to five times the director's annual retainer. Directors have five years after joining the board to meet the guidelines.

  •
  The board of directors in December 2007 adopted an executive compensation recoupment policy. The policy generally provides that if Valmont is required to restate its financial statements for a period after fiscal 2006, the board of directors may require reimbursement of all or any part of any cash or stock award granted in December 2007 or later based on an incentive plan that relates to the performance of Valmont, if the employee engaged in certain conduct which caused or contributed to the need for the restatement. The board of directors has the right to apply the reimbursement policy in all cases to the Chief Executive Officer, Chief Financial Officer and Group President (if the conduct occurred in the Group) if an employee engaged in the designated conduct.

  •
  The Compensation Committee engaged Frederick W. Cook & Co. ("Cook") as its independent executive compensation consulting firm in December 2006. The Company does not engage Cook for any services beyond their support of the Compensation Committee.

  •
  The board of directors in December 2005 did not extend the term of the Company's expiring Shareholder Rights Plan, effectively terminating the Shareholder Rights Plan.

Board Independence

        The board of directors is composed of a majority of independent directors. The board has established independence standards for Valmont's directors. These standards are set forth below and are contained in the Company's Corporate Governance Principles and follow the director independence standards established by the New York Stock Exchange:

  •
  A director will not be independent if, within the preceding three years (1) the director was employed by Valmont or an immediate family member of the director was an executive officer of Valmont, (2) a Valmont executive officer was on the compensation committee of the board of directors of a company which employed the Valmont director as an executive officer or which employed an immediate family member of the director as an executive officer, or (3) the director or the director's immediate family member received more than $100,000 during any twelve-month period in direct compensation from Valmont (other than director and committee fees).

  •
  A director will not be independent if (1) the director is an executive officer or an employee, or the director's immediate family member is an executive officer, of another company and (2) the other company made payments to, or received payments from, Valmont for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of either (i) such other company's consolidated gross revenues or (ii) Valmont's consolidated gross revenues.

  •
  A director will not be independent if (1) the director or an immediate family member is a current partner of Valmont's independent auditor, (2) the director is an employee of Valmont's independent auditor, (3) the director has an immediate family member who is a current employee of Valmont's independent auditor who participates in the auditor's audit, assurance or tax compliance practice, or (4) the director or an immediate family member was within the last three years a partner or employee of Valmont's independent auditor and personally worked on Valmont's audit within that time.

  •
  For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who satisfy the above independence standards. The board's determination of each director's independence is disclosed annually in the Company's proxy statement.

  •
  Contributions to tax-exempt organizations shall not be considered "companies" for purposes of these independence standards. However, Valmont will disclose in its annual proxy statement any such contribution which it makes to a tax-exempt organization in which a director serves as an employed executive officer if, within the preceding three years, contributions in any fiscal year exceeded the greater of $1,000,000 or 2% of such tax-exempt organization's consolidated gross revenues.

        The board has determined that directors Barton, den Daas, Jones, Lewis, Madison, Neary, Scott and Stinson have no material relationship with the Company and are independent within the meaning of the Company's Corporate Governance Principles and the NYSE listing standards. The directors determined that an aircraft interchange agreement and related agreements between the Company and Mutual of Omaha (an insurance and financial services company with $4.2 billion revenue) and sales of product by the Company to a subsidiary of Philips N.V. (an international manufacturer with $39.6 billion revenue) were immaterial.

Audit Committee

        The members of the Audit Committee are directors Scott (Chairman), Jones and Neary. All members of the Audit Committee are independent within the meaning of the Company's Corporate Governance Principles and the listing standards of the NYSE. The board has determined that all members of the Audit Committee are qualified as audit committee financial experts within the meaning of SEC regulations. The Audit Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website. The report of the Audit Committee is included in this proxy statement.

        The Audit Committee met six times during 2007. The Audit Committee assists the board by reviewing the integrity of the financial statements of the Company; the qualifications, independence and performance of the Company's independent auditors and internal auditing department; and compliance by the Company with legal and regulatory requirements. The Audit Committee has sole authority to retain, compensate, oversee and terminate the independent auditor. The Audit Committee reviews the Company's annual audited financial statements, quarterly financial statements, and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company's selection or application of accounting principles, and the Company's internal control processes. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person covered by SEC rule S-K 404(a).

Compensation Committee

        The current members of the Compensation Committee are directors Madison (Chairman), Barton, Lewis and Stinson. Charles Peebler was a Compensation Committee member until his retirement from the board in July 2007. All members of the Compensation Committee during 2007 and currently are independent within the meaning of the Company's Corporate Governance Principles and the listing standards of the NYSE. The Compensation Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website. The report of the Compensation Committee is included in this proxy statement.

        The Compensation Committee met four times during 2007. The Compensation Committee assists the board in fulfilling its responsibilities relating to compensation of the Company's directors, executive officers and other selected employees. The Committee has responsibility for reviewing, evaluating and approving compensation plans, policies and programs for such persons. The Compensation Committee annually reviews and approves corporate goals and objectives for the chief executive officer's compensation and evaluates the chief executive officer's performance in light of those goals and objectives. The Compensation Committee, together with the other independent directors, determines the chief executive officer's compensation. The Compensation Committee also approves incentive compensation plans and equity based plans for executive officers and other selected employees. The Compensation Committee has established stock ownership guidelines for company officers, which are described in this proxy statement in Compensation Discussion and Analysis. The board, upon recommendation of the Compensation Committee, established during 2007 stock ownership guidelines for Company directors, which are described in this proxy statement in Corporate Governance—Recent Governance Actions.

Governance and Nominating Committee

        The members of the Governance and Nominating Committee are directors Madison (Chairman), den Daas and Lewis. All members of the Governance and Nominating Committee are independent within the meaning of the Company's corporate governance principles and the listing standards of the NYSE. The Governance and Nominating Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website.

        The Governance and Nominating Committee met two times during 2007. The Governance and Nominating Committee assists the board by (1) recommending to the board Corporate Governance

Principles for the Company, and (2) identifying qualified candidates for membership on the board, proposing to the board a slate of directors for election by the shareholders at each annual meeting, and proposing to the board candidates to fulfill vacancies on the board. The Governance and Nominating Committee coordinates the annual self-evaluation by the directors of the board's performance and the CEO's performance and the annual performance evaluation by each committee of the board. The Governance and Nominating Committee oversees the Company's process for consideration of nominees to the Company's board of directors. The process is described in the following section.

Director Nomination Process

        The Governance and Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates from time to time. A shareholder who wishes to recommend a prospective nominee for board membership should notify the Company's Corporate Secretary in writing at least 120 days before the annual shareholder meeting at which directors are to be elected and include whatever support material the shareholder considers appropriate. The Governance and Nominating Committee will also consider nominations by a shareholder pursuant to the provisions of the Company's bylaws relating to shareholder nominations as described in "Shareholder Proposals."

        The Governance and Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate once it has identified a prospective nominee. This initial determination is based on whatever information is provided to the Committee as well as other information available to or obtained by the Committee. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines that additional consideration is warranted, it may request a third-party search firm or other third parties to gather additional information about the prospective nominee.

        The Committee evaluates each prospective nominee in light of the standards and qualifications set out in the Company's Corporate Governance Principles, including:

  •
  Background, including demonstrated high standards of ethics and integrity, the ability to have sufficient time to effectively carry out the duties of a director, and the ability to represent all shareholders and not a particular interest group.

  •
  Board skill needs, taking into account the experience of current board members, the candidate's ability to work in a collaborative culture with other board members, and the candidate's qualifications as independent and qualifications to serve on the Audit Committee, Compensation Committee and/or Governance and Nominating Committee.

  •
  Diversity, including the extent to which the candidate reflects the composition of Company shareholders and other constituencies.

  •
  Business experience, which should reflect a broad experience at the policy-making level in business, government or education.

        The Committee also considers such other relevant factors as it deems appropriate. In connection with the evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee interview prospective nominees in person or by telephone. After completing this evaluation process, the Committee makes a recommendation to the full board as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendations of the Committee.

ITEM 1: BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

        The Company's board of directors is presently composed of nine members. The board is divided into three classes and each class serves for three years on a staggered term basis.

        Three directors have terms of office that expire at the 2008 Annual Meeting: Mogens C. Bay, John E. Jones, and Walter Scott, Jr. Mr. Jones has advised the Company of his intention to retire from the board following the annual meeting. Consequently, two directors have been nominated by the board of directors upon recommendation of the Governance and Nominating Committee, for re-election to three-year terms: Mogens C. Bay and Walter Scott, Jr.

        The Company bylaws provide that directors are elected by the vote of a majority of the votes cast with respect to the director at the meeting, unless the number of nominees exceeds the number of directors to be elected (a contested election), in which case directors will be elected by the vote of a plurality of the shares present and entitled to vote at the meeting. If a nominee is not elected and the nominee is an incumbent director, the director is required to promptly tender his resignation to the board. The Governance and Nominating Committee will consider the tendered resignation and recommend to the board whether to accept or reject the resignation or whether other action should be taken. The board will act on the tendered resignation and publicly disclose its decision within 90 days from the certification of the election results. The director who tenders his resignation will not participate in the Committee's recommendation or the board action regarding whether to accept or reject the tendered resignation.

        The Company's policy on director retirement, as expressed in the Corporate Governance Principles, provides that a director will not be nominated to a new term if he or she would be over 73 at the time of election. The board evaluated its skill needs and concluded not to apply the policy to Mr. Scott, a highly experienced director with extensive business experience, for the 2008 director election.

        The shares represented by the enclosed proxy will be voted for the election of the nominees named above. In the event any of such nominees becomes unavailable for election, the proxy holders will have discretionary authority to vote the proxies for a substitute. The board of directors has no reason to believe that any such nominee will be unavailable to serve.

Nominees for Election—Terms Expire 2011:

        Mogens C. Bay, Age 59, Chairman and Chief Executive Officer of the Company since January 1997. President and Chief Executive Officer of the Company from August 1993 through December 1996. Director of ConAgra Foods, Inc., and Peter Kiewit Sons', Inc.

        Served as Director of Company since October 1993.

        Walter Scott, Jr., Age 76, Chairman of Level 3 Communications, Inc. (communications and information services) since March 1998. Previously, Chairman of the Board and President of Peter Kiewit Sons', Inc. Director of Berkshire Hathaway, Inc., MidAmerican Energy Holdings Company and Peter Kiewit Sons', Inc.

        Served as Director of Company since April 1981.

Continuing Directors—Terms Expire 2010:

        Thomas F. Madison, Age 72, President of MLM Partners (consulting and small business investment) since January 1993; Previously Chairman of Communications Holdings, Inc., President—Markets of U S WEST Communications and Vice Chairman and Office of CEO of Minnesota Mutual

Life Insurance Company. Director, Delaware Group of Mutual Funds, Digital River, Inc., Center Point Energy, Inc. and Rimage Corporation.

        Served as Director of Company since June 1987.

        Dr. Stephen R. Lewis, Jr., Age 69, President Emeritus and Professor of Economics at Carleton College since 2002. Previously President and Professor of Economics at Carleton College. Director and Chairman since January 2007 of RiverSource Funds.

        Served as Director of Company since October 2002.

        Kaj den Daas, Age 58, Executive Vice President of Philips Lighting, B.V. of the Netherlands (manufacturer of lighting fixtures and related components) and Chairman of its North American Lighting Operations.

        Served as Director of Company since October 2004.

Continuing Directors—Terms Expire 2009:

        Glen A. Barton, Age 68, Retired Chairman and Chief Executive Officer of Caterpillar, Inc. (manufacturer of construction and mining equipment, engines and gas turbines) from 1999 to January 2004. Director of Newmont Mining Corporation.

        Served as Director of Company since October 2004.

        Daniel P. Neary, Age 56, Chairman and Chief Executive Officer of Mutual of Omaha since December 2004 (full service and multi-line provider insurance and financial services). Previously, President of the group insurance business unit of Mutual of Omaha.

        Served as Director of Company since December 2005.

        Kenneth E. Stinson, Age 65, Chairman of Peter Kiewit Sons', Inc. (construction and mining) since March 1998. Chief Executive Officer of Peter Kiewit Sons', Inc. from 1998 to 2004. Previously Chairman and CEO of Kiewit Construction Group, Inc. Director, ConAgra Foods, Inc. and Peter Kiewit Sons', Inc.

        Served as Director of Company since December 1996.

Compensation Discussion and Analysis

        General.    The following compensation discussion and analysis provides information which the Compensation Committee of the Board of Directors (the "Committee") believes is relevant to an assessment and understanding of Valmont's executive compensation programs. This discussion should be read in conjunction with the summary compensation table and related tables in this proxy statement and the "Compensation Committee" information in the corporate governance section in this proxy statement.

        Compensation Objectives and Strategies.    Valmont's executive compensation programs, policies and practices are approved by the Committee. The compensation programs apply to executive officers and to certain key employees who are not executive officers. The programs specifically apply to the executive officers listed in the summary compensation table (named executive officers). The Committee has established Valmont compensation objectives pursuant to which Valmont's compensation programs are designed to:

  •
  target total compensation amounts at competitive market levels to attract, retain, motivate and reward the performance of executive officers and other key employees;

  •
  direct management focus to the long-term growth of the Company, enhance shareholder value, and ensure that executive officers have significant ownership without increasing dilution over acceptable levels; and

  •
  pay for performance by providing performance based incentive plans measured against established targets, with no guaranteed minimum payment provisions, and with total awards above median market levels for exceeding performance targets.

The Committee established compensation strategies designed to carry out the compensation objectives, including:

  •
  total compensation evaluated by position, on an annual basis, against like positions in companies of similar sales volume, according to data provided by outside compensation consultants; and

  •
  base pay, annual incentives, long-term incentives, and benefits targeted at median market levels, with the opportunity for annual and long-term incentives at the 75th percentile or higher for significantly exceeding performance targets.

The Committee in December 2006 engaged Frederic W. Cook & Co., Inc. ("Cook") as the Committee's independent executive compensation consultant. Cook reports directly to the Committee and provides advice to the Committee on the structure and amounts of executive and director compensation.

        Compensation Processes and Practices.    The Committee follows certain processes and practices in connection with the structure and implementation of executive compensation plans.

  •
  The elements of compensation, and total compensation, are reviewed against companies of similar sales volumes. For this purpose, the Committee reviews the Hewitt Total Compensation Measurement Survey provided by outside compensation consultants with respect to approximately 350 companies with revenues between $500 million and $2.5 billion. The data in the survey was size-adjusted by Cook to provide representative compensation levels for a company within a range of Valmont's annual revenues. The Committee reviews a tally sheet with respect to the total compensation of each named executive officer and each division president.

  •
  The compensation programs provide for both cash and equity elements. Base salary and annual incentives are paid in cash. Long-term incentives are paid in cash for executives who have met their stock ownership guidelines, and are paid 50% in cash and 50% in equity for other executives. Stock options are settled in equity.

  •
  The Committee determines the mix of cash and equity compensation. The Committee has no pre-established policy for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Committee reviews information provided by compensation consultants to determine the appropriate level and mix of incentive compensation. The Committee believes that a majority of an executive's overall compensation should be incentive-based and that each executive who has not attained applicable stock ownership guidelines should receive at least 50% of long-term compensation in equity.

  •
  The structure of all incentive compensation plans is reviewed periodically to assure their linkage to the current objectives and strategies and performance goals.

  •
  The Company's programs have been designed so that compensation paid to executive officers will be deductible under the Internal Revenue Code's compensation limits for deductibility, although the Committee may from time to time make restricted stock awards or discretionary cash awards in excess of the deductibility limits. Executive compensation generally produces ordinary income to the executive and a corresponding tax deduction for Valmont, except for amounts deferred under Valmont's qualified and related nonqualified plan, amounts subject to future vesting, and amounts related to stock options which are subject to special accounting and tax provisions.

        Elements of Compensation.    Valmont's executive compensation is based on four components, each of which is intended to support the overall compensation philosophy.

  •
  The four components are base salary, annual incentives, long-term performance incentives, and stock incentives. For 2007, base salary accounted for approximately 13.6% of the total compensation of the named executive officers and incentive compensation accounted for approximately 77.6% of such total compensation.

  •
  Valmont's executive officers do not have employment agreements.

  •
  Valmont's executive officers do not have agreements providing for special payments in the event of a termination of employment or a change-of-control of Valmont. Valmont's incentive plans do provide for accelerated vesting of non-vested amounts in the event of a change-of-control. See "Potential Payments Upon Termination or Change-in-Control."

  •
  Valmont does not have a pension plan. Valmont's executive officers do participate in its 401(k) Plan and also participate in the related non-qualified supplemental benefit plan.

  •
  Valmont does not maintain a perquisite program for its executive officers. Valmont's Chief Executive Officer is required to use Company aircraft for personal travel, and amounts relating to such use are included in the summary compensation table.

        Base Salary.    Base salary is targeted at median level for companies of similar characteristics. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers and other key employees are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers and other key employees (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Human Resources staff, under the ultimate direction of the Chief Executive Officer, and is based on national surveys of companies with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance, his leadership in establishing performance standards in the conduct of the Company's business, and its expectation as to his future contribution in directing the long-term success of the Company and its businesses.

        The Committee set the Chief Executive Officer's base salary at $830,000 for 2007. The Committee continued the Company's combined matching contribution under the Valmont Employees Retirement Savings Plan (a 401(k) plan) and related Restoration Plan (a non-qualified plan designed to restore benefits otherwise limited by IRS regulations). The contribution is 15% of covered compensation (salary, bonus and cash incentives) for Mr. Bay, Mr. McClain and Mr. Meaney and 4.5% for other executive officers. The Committee set the contribution percentage for the top three executive officers at a higher rate due to the need to retain their critical services and the absence of any pension plan. The Company's contributions to such plans for 2007 compensation for the named executive officers (which matched the amounts contributed by such executive officers) are set forth in the Non-Qualified Deferred Compensation table.

        Based on the factors described above, the Committee established base salaries for 2008 for the named executive officers as follows: Mr. Bay, $880,000; Mr. McClain, $416,000; Mr. Meaney, $325,105; Mr. Jaksich, $223,218; and Mr. Treinen, $214,633.

        Annual Incentives.    The Company's short-term incentives are paid pursuant to programs established under the shareholder approved Executive Incentive Plan. The Committee believes that the annual bonus of executive officers should be based on optimizing profits and prudent management of the capital employed in the business. Accordingly, the programs provide for target performance levels based on the Company's earnings per share performance for executive officers, and on the respective business unit's operating income for business unit senior officers. For executive officers' 2007 annual incentives, a target incentive was established ranging from 25% to 100% of base salary, and performance goals were set based on earnings per share performance. A minimum threshold level of earnings per share had to be attained before any incentive was earned by an executive officer. Payout under the plan to any executive officer was capped at three times the target incentive. Participants, thresholds and specific performance levels are established by the Committee at the beginning of each fiscal year. The Committee may in addition award discretionary non-incentive based bonuses to an executive officer based on performance in a particular year; no discretionary awards were made with respect to 2007 performance.

        The Committee approved participation, including executive officers, in the programs for 2007. The threshold earnings per share performance for executive officers was set at earnings per share of $2.50, a 5% improvement over the Company's $2.38 earnings per share for 2006. The target annual incentive was set at a 10% improvement over 2006 results, with a two times target incentive set at a 30% improvement over 2006 and a three times target incentive set at a 50% improvement over 2006. Based on the $3.63 earnings per share performance levels achieved during 2007, the Committee approved annual incentive payments to the named executive officers as follows: Mr. Bay, $2,490,000; Mr. McClain, $720,000; Mr. Meaney, $473,454; Mr. Jaksich, $257,560; and Mr. Treinen, $257,560. In February 2008, the Committee selected the participants and established the performance goals for the 2008 annual incentive program; the performance goals for named executive officers in 2008 are again based on earnings per share performance.

        Long-term Performance Incentives.    Long-term performance incentives for senior management employees are provided through long-term performance share programs established under the shareholder approved Executive Incentive Plan and through the 1999 and 2002 Stock Plans.

        The current programs operate on three-year award cycles. The Committee selects participants, establishes target awards, and determines a performance matrix (which, for the award cycle ending in 2007, was based on return on invested capital, or "ROIC") at the beginning of each award cycle. ROIC of less than 7.5% resulted in no incentive payment. ROIC of 7.5% generated an incentive payment of 50% of target, with a one times target incentive payment at 9% ROIC and a two times target incentive payment at 12.5% ROIC. Targets were established based on a predetermined percentage ranging from 25% to 60% of base salary, which amount is converted to performance shares. The performance matrix provides for the performance shares to be increased or decreased in number based on greater or lesser levels of performance. Earned performance shares are then valued at the Company's stock price at the end of the performance period; consequently, payouts may be higher or lower based on the Company's stock price performance during the award cycle. Performance incentives are generally forfeited if a participant leaves the Company before the end of the performance cycle. Prorated awards may be earned based on performance results in the event of death, disability, normal retirement or termination of employment following a change in control. Earned performance shares are capped at two times the target number of performance shares. The Committee approves the number of performance shares to be paid following a review of results at the end of each performance cycle. Awards may be paid in cash or in shares of common stock or any combination of cash and stock; participants who have not attained applicable stock ownership guidelines receive 50% of the award in common stock.

        The Committee selected the participants, including executive officers, for participation in the award cycle ending in 2007. Based on performance goals established by the Committee, and the Company's average 11.1% ROIC for the three-year period ended in 2007, long-term incentive payments were earned by the named executive officers and paid in cash as follows: Mr. Bay, $830,000; Mr. McClain, $719,060; Mr. Meaney, $499,707; Mr. Jaksich, $272,277; and Mr. Treinen, $272,277. In February 2008, the Committee selected the participants and established the performance goals for the 2008-2010 award cycle; the performance goals for the cycle ending in 2010 are based on a combination of growth in operating income and return on invested capital, with targets established based on a percentage of base salary ranging from 25% to 100%.

        Stock Incentives and Ownership Guidelines.    The board of directors, upon recommendation of the Committee, established during 2001 stock ownership guidelines for senior management. The guidelines require an equity position having a value of six times base salary for the Chief Executive Officer, five times base salary for the Chief Financial Officer and four times base salary for corporate officers and divisional presidents. The individuals are expected to achieve the targeted equity positions within three to five years. The Chief Executive Officer, Chief Financial Officer and the other named executive officers in the summary compensation table for 2007 currently meet these targets.

        Long-term stock incentives are provided through grants of stock options and restricted stock to executive officers and other key employees pursuant to the shareholder approved 1999 and 2002 Stock Plans. The stock component of compensation is intended to retain and motivate employees to improve long-term shareholder value. Such grants for executive officers were in 2005, 2006 and 2007 made at the regularly scheduled Committee meeting in December of each year. Stock options are granted at the market value on the date of grant and have value only if the Company's stock price increases. Stock options granted during 2007 vest beginning on the first anniversary of the grant in equal amounts over three years and expire seven years after the date of grant. Employees must be employed by the Company at the time of vesting in order to exercise the options.

        The Committee establishes the number and terms of the options granted under the stock plans. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. The Options Exercised and Stock Vested table on page 16 reflects the shares acquired by certain executive officers in 2007. The table on page 2 reflects the ownership position of the directors and executive officers at February 29, 2008. Outstanding performance by an individual executive officer is recognized through larger option grants. The Committee, in determining grants of stock options under the stock plans, also reviews and considers the executive's history of retaining shares previously obtained through the exercise of prior options.

        The Committee granted options for an aggregate of 176,500 shares to 97 employees during 2007, including options to named executive officers as described below. In addition, the Committee granted restricted stock units for an aggregate of 1,780 shares to eleven international employees during 2007.

        The Committee determined in December 2007 that the equity grants to executive officers should be primarily in options in order that the awards be performanced based. In December 2007, the Committee granted 43,400 stock options to Mr. Bay. The Committee also granted 11,200 stock options to Mr. McClain, 3,600 to Mr. Meaney, 2,300 to Mr. Jaksich and 1,120 to Mr. Treinen. The Committee also discussed in December 2007 a special one-time award for the Chief Executive Officer. The Committee reviewed Mr. Bay's compensation history, compensation data from Cook, and the Company's outstanding earnings per share and stock price performance over the prior two years. The Committee determined, following discussions with the board of directors, to grant Mr. Bay 10,000 restricted shares of Valmont common stock which approximated a value of one times Mr. Bay's base salary. The vesting provisions for these restricted share grants and option grants are described on page 15. The Committee determined that such grants were appropriate long-term incentives, based on market data and the Committee's review of each executive's performance.

        The Committee has stated its belief that the programs described above provide compensation that is competitive with comparable companies, link executive and shareholder interests and provide the basis for the Company to attract and retain qualified executives. The Committee has indicated that it will continue to monitor the relationship among executive compensation, the Company's performance and shareholder value.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Thomas F. Madison, Chairman Glen A. Barton Stephen R. Lewis, Jr. Kenneth E. Stinson

Executive Compensation

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option Awards(2)	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings ($)	All Other Compensation ($)(3)	Totals ($)
Mogens C. Bay Chairman and Chief Executive Officer	2007 2006	830,000 795,000	0 0	2,168,136 2,296,135	13,441 0	2,490,000 1,910,619	0 0	670,757 628,990	6,172,334 5,630,744
Terry J. McClain Sr. Vice President and Chief Financial Office	2007 2006	400,000 360,400	0 0	1,111,879 674,383	4,950 0	720,000 648,720	0 0	265,734 200,969	2,502,563 1,884,472
E. Robert Meaney Sr. Vice President and Corporate Secretary	2007 2006	315,636 303,496	0 0	740,754 460,137	2,071 0	473,454 455,245	0 0	182,466 142,522	1,714,381 1,361,400
Mark C. Jaksich Vice President, Corporate Controller	2007 2006	214,633 206,377	0 0	315,195 183,865	48,006 55,332	257,560 247,653	0 0	23,538 23,902	858,932 717,129
Mark E. Treinen Vice President, Corporate Development and Treasurer	2007 2006	214,633 206,378	0 0	315,196 183,865	36,270 36,810	257,560 247,653	0 0	23,151 19,616	846,810 694,322

(1)
Stock awards consist of the expense recorded by the Company in 2007 and 2006 related to (1) restricted shares issued to Mr. Bay in 2007 and to Messrs. Bay, McClain and Meaney in prior years and (2) the award of performance shares to each of the above-named executives under the long-term incentive program in 2007 and prior years. See "Compensation Discussion and Analysis" for a description of these awards. See Footnote 10 to the Company's consolidated financial statements for the assumptions used in valuing these awards.

(2)
This column reflects the compensation expense recorded by the Company in 2007 and 2006 on stock options granted to the named executive officers that were not vested as of the end of fiscal 2007. See footnote 10 to the Company's consolidated financial statements for the assumptions used in the valuation of these awards.

(3)
This column reflects amounts contributed by Valmont to its 401(k) plan and related supplemental benefit plan, which matches the amounts contributed in 2007 by executive officers in accordance with plan provisions; such contributions are 4.5% of the executive officer's salary, bonus and incentives that are paid in cash (15% for Messrs. Bay, McClain and Meaney); includes $59,020 and $42,640 with respect to Mr. Bay's personal use of Company aircraft in 2007 and 2006, respectively, in accordance with Valmont's security policy, based on the Company's variable operating costs.

Grants of Plan-based Awards for Fiscal 2007

								All Other Stock Awards: Number of Shares of Stock or Units (#)(1)
									All Other Option Awards: Number of Securities Underlying Options (#)(1)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)(1)					Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mogens C. Bay	2/25/07 12/16/2007	0	830,000	2,490,000	7,214	14,427	28,855	10,000	43,400	86.72	1,988,574
Terry J. McClain	2/25/07 12/16/2007	0	240,000	720,000	1,738	3,476	6,953		11,200	86.72	292,432
E. Robert Meaney	2/25/07 12/16/2007	0	157,818	473,454	823	1,646	3,292		3,600	86.72	93,996
Mark C. Jaksich	2/25/07 12/16/2007	0	85,853	257,560	467	933	1,865		2,300	86.72	60,053
Mark E. Treinen	2/25/07 12/16/2007	0	85,853	257,560	467	933	1,865		1,120	86.72	29,243

(1)
Non-equity incentive awards were made with respect to the Company's 2007 annual incentive plan. Equity incentive plan awards represent performance shares under the Company's 2007-2009 long-term incentive plan. See "Compensation Discussion and Analysis" for a description of each plan. Other stock and option awards are made under the 2002 Stock Plan.

(2)
See footnote 10 to the Company's consolidated financial statements for the assumptions used in valuing these awards.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Mogens C. Bay	0	43,400	0	86.72	12/17/2014	33,333 33,333 37,000 18,870 10,000	3,057,636 3,057,636 3,394,010 1,730,945 917,300	27,878 14,427	2,352,661 1,217,495
Terry J. McClain	0	11,200	0	86.72	12/17/2014	10,000 10,000 10,000 3,050	917,300 917,300 917,300 279,777	8,425 3,476	711,026 293,340
E. Robert Meaney	0	3,600	0	86.72	12/17/2014	8,000 8,000 5,000 2,070	733,840 733,840 458,650 189,881	5,321 1,646	449,071 139,906
Mark C. Jaksich	3,333 3,333 620 0	0 3,333 1,240 2,300		24.78 34.33 56.98 86.72	12/19/2014 12/18/2012 12/17/2013 12/17/2014			3,015 933	254,473 78,736
Mark E. Treinen	2,000 2,500 549 0	0 2,500 1,096 1,120		24.78 34.33 56.98 86.72	12/19/2014 12/18/2012 12/17/2013 12/17/2014			3,015 933	254,473 78,736

(1)
Stock options for Messrs. Jaksich and Treinen that expire on December 19, 2014 vested on December 19, 2007. The options for these individuals that expire on December 18, 2012 vested or vest in equal amounts on December 18, 2007 and December 18, 2008. The unvested options that expire on December 17, 2013 vested or vest in equal amounts on December 17, 2007, December 17, 2008 and December 17, 2009. The unvested options that expire on December 17, 2014 vest in equal amounts on December 17, 2008, December 17, 2009 and December 17, 2010.

(2)
The restricted shares vest if the executive's employment terminates upon death, disability or normal retirement on or after age 62, upon involuntary termination prior to age 62 without cause, or upon a change of control of the Company. Dividends are paid on restricted shares.

(3)
Number shown is based on the projected and target number of performance shares awarded under the long-term incentive plans for the periods ending in 2008 and 2009, respectively. See "Compensation Discussion and Analysis" for a description of the provisions of the plan.

(4)
Based on the target number of performance shares at the average closing market price for the last 30 trading days of the 2007 fiscal year ($84.39 per share).

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mogens C. Bay	—	—	—	—
Terry J. McClain	—	—	—	—
E. Robert Meaney	—	—	—	—
Mark C. Jaksich	32,001	2,206,989	—	—
Mark E. Treinen	6,500	341,300	—	—

(1)
Difference between the exercise price and the market price on the date of exercise.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Mogens C. Bay	605,900	611,737	45,158	(7,285,382)	1,225,771
Terry J. McClain	347,812	265,734	94,043	(2,750,000)	930,046
E. Robert Meaney	223,039	182,466	54,892	(1,411,142)	1,165,397
Mark C. Jaksich	138,162	23,538	28,642	—	594,631
Mark E. Treinen	85,044	23,151	603,077	(510)	1,840,079

(1)
Executive officer contributions are included in the executive compensation amounts reflected in the Summary Compensation Table as part of "Salary", "Bonus" and "Non-equity Incentive Plan Compensation."

(2)
Company contributions match executive contributions to the 401(k) and related nonqualified deferred compensation plans with respect to compensation and are included in the Summary Compensation Table under "All Other Compensation." Valmont contributions are 4.5% of the executive officer's salary, bonus and cash incentives (15% for Messrs. Bay, McClain and Meaney).

(3)
The aggregate balance includes amounts contributed after the fiscal year end with respect to fiscal 2007 compensation.

(4)
The Company's nonqualified deferred compensation plan is offered to allow certain Company employees who, due to compensation and contribution ceilings established under the Internal Revenue Service regulations, are limited in making contributions to the Company's 401(k) plan. This plan is fully funded and the related assets in the plan are reported on the Company's balance sheet and are subject to creditor claims in event of the Company's bankruptcy. The vesting provisions follow that of the Company's 401(k) plan. Compensation that is eligible for deferral by the executive includes salary, bonus and cash incentives, and the executive may defer any percentage of eligible compensation. Investment values and related earnings are based on quoted market prices of the investments held by the plan. Investment alternatives under the plan are selected by each executive and may be changed based on the rules set forth by each investment fund selected by the employee. Distribution payments are made upon some specified period after separation from service in accordance with Section 409A of the Internal Revenue Code. The methods of distribution include single lump sum cash payment or annual installments for 2-10 years. In-service withdrawals are allowed in compliance with Section 409A of the Code.

Director Compensation

Name	Fees Earned or paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas F. Madison	134,500	76,138	18,040	0	0	0	228,678
Walter Scott, Jr	87,500	144,846	18,040	0	0	0	250,386
John E. Jones	77,500	44,342	18,040	0	0	0	139,882
Kenneth E. Stinson	67,500	48,246	18,040	0	0	0	133,786
Charles D. Peebler, Jr.	49,583	242,286	18,040	0	0	0	309,909
Stephen R. Lewis, Jr.	79,500	51,591	18,040	0	0	0	149,131
Glen A. Barton	75,500	40,111	18,040	0	0	0	133,651
Kaj den Daas	66,500	20,731	18,040	0	0	0	105,271
Daniel P. Neary	77,500	9,755	18,040	0	0	0	105,295

(1)
Non-employee directors in 2007 received (1) an annual retainer of $55,000, (2) $2,500 for each board meeting attended ($1,000 if the participation was via teleconference), and (3) $2,000 for each committee meeting attended. The lead director received an additional $35,000 for the year and each committee chairman received an additional $10,000 for the year. Directors Jones and Scott have elected to receive their cash fees in the form of deferred compensation which accrues interest indexed to U.S. government bonds compounded monthly. Non-employee directors also received equity compensation as provided in the shareholder approved 2002 Stock Plan. Prior to 2007, the equity compensation consisted of (1) an annual grant of 2,000 shares of common stock and (2) an annual grant of a nonqualified stock option for 4,000 shares of common stock exercisable at the fair market value (the average of the high and low sales prices) of the Company's common stock on the date of grant. Effective beginning in 2007, the board of directors changed the equity portion of their compensation by eliminating the annual stock option grant and specifying that the annual restricted stock grant shall have a value of $95,000 (based on the closing market price of the Company's common stock on the date of the annual shareholders meeting) but shall not exceed 2,000 shares. In February 2008, the board of directors increased the annual retainer to $65,000 and increased the value of the annual restricted stock grant to $120,000. The equity grants are made annually on the date of and following completion of the Company's annual shareholders meeting. The common stock grant is forfeited if a director's services terminate for any reason other than death, retirement from the board at mandatory retirement age, or resignation or failure to stand for re-election, in any case without the prior approval of the board. Stock options awarded to directors vest on the first anniversary of the date of the grant. See footnote 10 to the Company's consolidated financial statements for the assumptions used in valuing these awards.

(2)
Stock awards and option awards consist of the expense recorded by the Company in 2007 related to current and prior year stock awards and option awards issued to each director. The expenses related to restricted shares are recorded on a straight-line basis over the requisite service period, which is the time period from the date of grant until the director's retirement. Outstanding stock option awards as of December 29, 2007 were as follows: Mr. Madison, 36,000 shares; Messrs. Jones, Scott and Stinson, 32,000 shares; Mr. Lewis, 16,000 shares; Messrs. Barton and den Daas, 8,000 shares; and Mr. Neary, 4,000 shares. Outstanding restricted stock awards for each director as of December 29, 2007 were as follows: Messrs. Madison and Scott, 35,448 shares; Mr. Jones, 29,448; Mr. Stinson, 21,448 shares; Mr. Peebler, 17,448 shares; Mr. Lewis, 9,448 shares; Messrs. Barton and den Daas, 5,448 shares; and Mr. Neary, 3,448 shares.

Equity Compensation Plan Information

        The following table provides information about the Company's stock that may be issued upon exercise of options, warrants and rights under existing equity compensation plans as of December 29, 2007.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation (including securities plans reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,074,440	$39.76	1,077,928
Equity compensation plans not approved by security holders	—	—	—

Total	1,074,440		1,077,928

Potential Payments Upon Termination or Change-In-Control

        Valmont does not have employment agreements with its executive officers. Valmont also does not have special severance or change-in-control payment agreements with its executive officers.

        Valmont's executive officers may receive severance payments upon a termination of employment under Valmont's severance plan which is generally available to all administrative employees. The severance plan generally provides one week of salary for each year of service up to 26 weeks of salary. Valmont's executive officers would also be entitled to receive upon termination of employment amounts accumulated in their respective deferred compensation accounts, at the times and in the manner established for their respective accounts; such amounts are described in the Non-Qualified Deferred Compensation table above.

        Valmont's stockholder-approved stock plans provide that all outstanding options become immediately exercisable in the event of a change-in-control (as defined in the plans) and that all restrictions on restricted stock lapse in the event of such a change-in-control. If such a change-in-control had occurred on the last day of fiscal 2007, the incremental value (fair market value of company common stock on such date less exercise price) of unvested options held by the named executed officers would have been: Mr. Bay—$217,434; Mr. McClain—$56,112; Mr. Meaney—$18,036; Mr. Jaksich—$458,786; and Mr. Treinen—$349,775; and the value of unvested restricted stock for the named executive officers on such date would have been: Mr. Bay—$13,203,249; Mr. McClain—$3,604,989; and Mr. Meaney—$2,116,211. The unvested stock options for such individuals and the unvested restricted stock for such individuals are set forth in the Outstanding Equity Awards at Fiscal Year-End table. In addition, in the event a participant's employment is terminated following change-in-control or a participant retires at normal retirement age, a pro rata portion (based on period of service and performance results) of the performance shares awarded under the long-term incentive plan is payable. If such a change-in-control or retirement had occurred on the last day of fiscal 2007, the prorated value of the long-term incentive awards which would have been payable to the named executive officers would have been: Mr. Bay—$2,380,118; Mr. McClain—$669,603; Mr. Meaney—$391,981; Mr. Jaksich—$222,123; and Mr. Treinen—$222,123.

Audit Committee Report

        The Audit Committee (the "Committee") is appointed by the board of directors to assist the board by reviewing (1) the integrity of the Company's financial statements, (2) the qualifications, independence and performance of the Company's independent auditors and internal auditing department and (3) the compliance by the Company with legal and regulatory requirements. The Committee manages the Company's relationship with its independent auditors, who report directly to the Committee. The Committee has sole authority to retain, compensate, oversee and terminate the independent auditors. The Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website at www.valmont.com.

        The Company's management is responsible for its financial reporting process and internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee oversees the Company's financial reporting process and internal controls on behalf of the board of directors.

        The Committee reviews the Company's annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Committee reviews reports on various matters, including (1) critical accounting policies of the Company, (2) material written communications between the independent auditor and management, (3) the independent auditor's internal quality-control procedures, (4) significant changes in the Company's selection or application of accounting principles and (5) the effect of regulatory and accounting initiatives on the financial statements of the Company. The Committee also considered whether the provision of non-audit services provided by Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors, to the Company during fiscal 2007 was compatible with the auditor's independence.

        The Committee reviewed and discussed the Company's audited financial statements for fiscal 2007 with both management and Deloitte. The Committee received from and discussed with Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1 relating to that firm's independence from the Company. The Committee also discussed with Deloitte any matters required to be discussed by Statement on Auditing Standards No. 114 relating to communications between the audit committee and the independent auditors. Based on these reviews and discussions, the Committee recommended to the board of directors and the board has approved that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

AUDIT COMMITTEE
Walter Scott, Jr., Chairman Daniel P. Neary John E. Jones

ITEM 2: APPROVAL OF THE VALMONT 2008 STOCK PLAN

General

        Valmont's board of directors has adopted the Valmont 2008 Stock Plan (the "Plan"), subject to stockholder approval. The board of directors recognizes the value of stock incentives in motivating superior performance, encouraging and providing for the acquisition of an ownership interest in the Company by participants, and enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company. Valmont most recently requested stockholder approval of a Stock Plan in 2002. The Plan requests authorization for the issuance of up to 1,700,000 shares of common stock. This is the same share authorization as was obtained from stockholders in 2002. While shares remain available for issuance under prior Valmont stock plans, following approval of the Plan by Company stockholders, no additional award grants shall be made under any prior Valmont stock plan. The Company's outstanding stock option awards and full-value awards (unvested restricted stock) as of December 29, 2007 were 1,074,440 options and 334,240 shares, respectively.

        The following is a summary of the material terms of the Plan.

        Administration.    Under the Plan, the Compensation Committee (the "Committee") of the board may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, deferred stock units and other forms of stock-based compensation to officers and other employees of Valmont and its subsidiaries. The number of grantees may vary from year to year. The number of employees eligible to participate in the Plan is estimated to be approximately 150. The Committee administers the Plan and its determinations are binding upon all persons participating in the Plan.

        Available Shares.    The maximum number of shares of Valmont's common stock that may be issued under the Plan is 1,700,000. Any shares of common stock subject to an award under the Plan, or subject to an outstanding award under the Valmont 1999 Stock Plan or Valmont 2002 Stock Plan, which for any reason is cancelled, terminated or otherwise settled without the issuance of any common stock are again available for awards under the Plan. Shares of stock subject to options or stock appreciation rights shall be deducted from the Plan share reserve based on the gross number of shares of stock exercised, and the shares of stock subject to an award that are retained by the Company or tendered to the Company to pay the exercise price or withholding taxes shall not become available again for issuance under the Plan.

        The maximum number of shares of common stock which may be issued under the Plan in any fiscal year to any one employee shall not exceed 20% of the aggregate number of shares of common stock that may be issued under the Plan. A maximum of 25% of the shares of stock available under the Plan may be issued as awards other than options or stock appreciation rights. A maximum of 5% of the shares of stock available under the Plan may be issued as restricted stock, restricted stock units or performance shares having no minimum vesting period; subject to this limitation, except in the case of change-in-control, death, disability or termination of employment, no award under the Plan, other than a stock option or stock appreciation right, that is based on performance criteria may be based on performance over a period of less than one year. No award under the Plan, other than a stock option or stock appreciation right, that is solely conditioned on continued employment or the passage of time may provide for vesting in less than pro rata installments over three years from the date of the award.

        The shares may be unissued shares or treasury stock. If there is a stock split, stock dividend, recapitalization, spinoff, exchange or other similar corporate transaction or event affecting Valmont's common stock, appropriate adjustments shall be made by the Committee in the number of shares issuable in the future and in the number of shares and price under all outstanding grants made before the event.

Grants Under The Plan

        Stock Options for Employees:    The Committee may grant employees nonqualified options and options qualifying as incentive stock options. The option price of either a nonqualified stock option or an incentive stock option will be the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options must meet certain requirements of the Internal Revenue Code. The Committee shall determine the methods of payment upon exercising an option, which may include paying the option price in cash, or withholding shares otherwise issuable on exercise of the option, or delivering other shares of common stock. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. Other than in connection with a change in capitalization (as described above), the exercise price of a stock option may not be reduced.

Stock options may not be granted under the Plan in consideration for the delivery of Valmont common stock in payment of the exercise price or tax withholding under any other stock option, i.e., no "reloads". Unless otherwise provided by the Committee at the time of grant, all outstanding options become immediately exercisable in the event of a change-in-control (as defined in the Plan) of Valmont.

        Stock Options of Acquired Companies:    The Committee may also grant stock options in replacement of or upon assumption of options previously issued by companies acquired by Valmont by merger or stock purchase. Any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed. Any such options shall not count against the share reserve limits.

        Stock Appreciation Rights:    The Committee may grant a stock appreciation right (a "SAR") in conjunction with an option granted under the Plan or separately from any option. Each SAR granted in tandem with an option may be exercised only to the extent that the corresponding option is exercised, and such SAR terminates upon termination or exercise of the corresponding option. Upon the exercise of a SAR granted in tandem with an option, the corresponding option will terminate. SAR's granted separately from options may be granted on such terms and conditions as the Committee establishes; however, the term of each SAR may not exceed ten years from the date of grant. If an employee exercises a SAR, the employee will generally receive a payment equal to the excess of the fair market value at the time of exercise of the shares with respect to which the SAR is being exercised over the price of such shares as fixed by the Committee at the time the SAR was granted; the price fixed by the Committee at the time the SAR was granted will be the fair market value of the common stock on the date of grant. Payment may be made in cash, in shares of Valmont common stock, or any combination of cash and shares as the Committee determines. Other than in connection with a change in capitalization (as described above), the exercise price of a stock appreciation right may not be reduced. Unless otherwise provided by the Committee at the time of grant, all outstanding SAR's become immediately exercisable in the event of a change-in-control (as defined in the Plan) of Valmont.

        Restricted Stock:    The Committee may grant awards of restricted stock to employees under the Plan. The restrictions on such shares shall be established by the Committee, which may include restrictions relating to continued employment and Valmont financial performance. The Committee may issue such restricted stock awards without any cash payment by the employee, or with such cash payment as the Committee may determine. Unless otherwise provided by the Committee at the time of grant, all restrictions lapse in the event of a change-in-control (as defined in the Plan) of Valmont. The Committee has the right to accelerate the vesting of restricted shares and to waive any restrictions. The Committee intends to grant acceleration or waiver of restricted stock provisions only in the case of special circumstances.

        Other Stock-Based Awards:    The Committee may grant other stock-based awards and other awards to participants under the Plan that are based in whole or in part by reference to, or otherwise based on the fair market value of Valmont common stock, on such terms as the Committee may determine. Such awards may include restricted stock units, which may be settled in common stock or otherwise, performance share awards which are the subject of one or more performance criteria, and deferred stock units, which entitle the participant to receive shares (or cash or other property if so determined by the Committee) at a future time. The Committee may make appropriate provision for the effect of a change-in-control (as defined in the Plan) on restricted stock units, deferred stock units, and performance-based awards. For participants covered by the Company's Executive Incentive Plan, the performance measures for performance share awards will be those designated in such plan.

        Dividend Equivalent Right:    No dividends nor dividend equivalents shall be paid on stock options or stock appreciation rights. The Committee may provide, in connection with the grant of restricted stock or other stock-based awards, that any dividends declared on common stock or dividend equivalents be paid to the participant, accumulated for the benefit of the participant and paid to the participant after the expiration of any restrictions, or not paid or accumulated.

        Director Participation:    Non-employee directors may receive awards under the Plan upon approval by the board of directors. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan are instead to be exercised by the board.

        Tax Withholding:    The Committee may permit an employee to satisfy applicable federal, state and local tax withholding requirements through the delivery to Valmont of previously-acquired shares of common stock or by having shares otherwise issuable under the Plan withheld by Valmont.

        Other Information:    Except as permitted by the Committee, awards under the Plan are not transferable except by will or under the laws of descent and distribution. Unless terminated by action of the board, the Plan will continue in effect until March 31, 2018, but awards granted prior to such date will continue in effect until they expire in accordance with their original terms. The board may also amend the Plan as it deems advisable. Amendments which (1) materially modify the requirements for participation in the Plan, (2) increase the number of shares of Valmont common stock subject to issuance under the Plan, (3) change the minimum exercise price for stock options as provided in the Plan, (4) eliminate the prohibitions on repricing and reloads, or (5) extend the term of the Plan must be submitted to stockholders for approval. No amendment or termination shall affect the rights of any participant with respect to a previously granted award without the written consent of the participant.

Federal Income Tax Consequences

        With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, then for federal income tax purposes (1) the optionee will not recognize any income at the time of exercise of the option; (2) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an "item of adjustment" for purposes of the alternative minimum tax; and (3) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. Valmont will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

        With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. Valmont generally will receive an equivalent deduction at that time.

        With respect to restricted stock awards and other stock awards, an amount equal to the fair market value of the Valmont shares distributed to the employee (in excess of any purchase price paid by the employee) will be includable in the employee's gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture as defined in Section 83 of the Internal Revenue Code (a "Forfeiture Restriction"). If an employee receives an award subject to a Forfeiture Restriction, the employee may elect to include in gross income the fair market value of the award. In the absence of such an election, the employee will include in gross income the fair market value of the award subject to a Forfeiture Restriction on the earlier of the date such restrictions lapse or the date the award becomes transferable. Valmont generally is entitled to a deduction at the time and in the amount that the income is included in the gross income of an employee.

        With respect to restricted stock units, deferred stock units, performance shares and stock appreciation rights, the amount of any cash (or the fair market value of any common stock) received will be subject to ordinary income tax in the year of receipt of the stock or cash and Valmont generally will be entitled to a deduction for such amount.

Vote Required

        The favorable vote of the holders of a majority of the outstanding shares of Valmont's common stock present in person or represented by proxy at the meeting and entitled to vote at the annual meeting is required for approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE VALMONT 2008 STOCK PLAN.

ITEM 3: APPROVAL OF THE VALMONT 2008 EXECUTIVE INCENTIVE PLAN

        The Internal Revenue Code requires shareholder approval for certain incentive plans in order to preserve the tax deductibility of payments to certain participants under the plan. Valmont shareholders approved executive incentive plans in 1996, 2001 and 2006. The board of directors unanimously approved the Valmont 2008 Executive Incentive Plan (the "Incentive Plan") in February 2008. The Incentive Plan is generally similar to the 2006 plan. The primary change in the new Incentive Plan is the addition of greater flexibility in connection with the maximum amounts which may be paid to any Incentive Plan participant in any fiscal year; the current Executive Incentive Plan limits such amount to four times the executive's base salary while the new Incentive Plan provides for limits as described below under "awards". The Incentive Plan is designed to provide incentives to executive officers and other senior management officers of Valmont who have significant responsibility for the success and growth of Valmont and to assist Valmont in attracting, motivating and retaining executive officers and senior management officers on a competitive basis.

        Shareholder approval of the Incentive Plan is required if payments under the Incentive Plan are to be tax deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to an executive officer named in the Summary Compensation Table, unless such compensation qualifies as performance-based. The shareholders approved similar plans for the purposes of Section 162(m) compliance in 1996, 2001 and 2006. No payments will be made under the Incentive Plan if the shareholders do not approve the Incentive Plan; however, the Valmont 2006 Executive Incentive Plan will continue in existence.

        The following is a summary of the material terms of the Incentive Plan.

Administration of the Plan

        The Incentive Plan will be administered by the Committee. The Committee shall have the sole discretion to interpret the Incentive Plan; approve a pre-established objective performance measure or measures annually; certify the level to which each performance measure was attained prior to any payment under the Incentive Plan; approve the amount of awards made under the Incentive Plan; and determine who shall receive any payment under the Incentive Plan.

        The Committee shall have full power and authority to administer and interpret the Incentive Plan and to adopt such rules, regulations and guidelines for the administration of the Incentive Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Incentive Plan and all actions taken and determinations made by the Committee shall be conclusive and binding on all parties concerned, including Valmont, its shareholders and any person receiving an award under the Incentive Plan.

Eligibility

        Executive officers and other senior management officers of Valmont shall be eligible to receive awards under the Incentive Plan. Such officers include the Chief Executive Officer, other executive officers and senior management officers, and any persons performing similar duties in the future. The Committee shall designate the officers who will participate in the Incentive Plan each year. Since the number of participants may change over time and the selection of participants is discretionary, it is not possible to determine the number of persons who will be eligible for awards under the Incentive Plan during its term. However, it is anticipated that approximately 50 individuals, including Valmont's Chief Executive Officer, will be eligible to participate in the Incentive Plan for fiscal 2008.

Awards

        The Committee shall establish annual and/or long-term performance targets, which must be achieved in order for an award to be earned under the Incentive Plan. Such targets, which may be calculated on an absolute or relative basis, shall be based on stock price, earnings, earnings per share, growth in earnings per share, total shareholder return, achievement of annual operating profit plans, operating income performance, return on equity performance, return on capital, sales growth, expense or working capital targets, margin improvement, or any of the foregoing before the effect of acquisitions, divestitures, accounting charges, or other nonrecurring expenses, all as determined by the Committee. The specific performance targets for each participant shall be established in writing by the Committee within ninety days after the commencement of the fiscal year (or within such other time period as may be required by Section 162(m) of the Internal Revenue Code) to which the performance target relates; provided, if an individual becomes an executive officer or senior management officer during the year, such individual may be granted eligibility for an incentive award for that year upon such individual assuming such position. The performance target shall be established in such a manner that a third party having knowledge of the relevant facts could determine whether the performance target has been met. The amount that will be paid for fiscal 2008 or later years for awards earned cannot presently be determined since actual amounts will depend on the performance of Valmont as well as the Committee's discretion to reduce some or all of an award.

        Awards shall be payable following the completion of the applicable performance period upon certification by the Committee that Valmont achieved the specified performance targets established for the participant. Notwithstanding the attainment by Valmont of the specified performance targets, the Committee has the discretion, for each participant, to reduce some or all of an award that would otherwise be paid. However, in no event may a participant receive compensation with respect to the Company's short-term and long-term incentive plans under the Incentive Plan in any fiscal year in excess of (1) $4,000,000 for cash-based awards under short-term incentive plans, (2) $6,000,000 for cash-based awards under long-term incentive plans, and (3) 100,000 shares of common stock for incentive plans based on performance shares, performance-based restricted stock or performance-based restricted stock units or the cash equivalent thereof in the event settlement is made based on the fair market value of such shares. The limits set forth in the preceding sentence represent a change from the limits in the 2006 Plan, which provided that the maximum compensation under the Company's short-term and long-term incentive plans in any fiscal year could not exceed 400% of the participant's base salary. Short-term or long-term incentive awards payable in stock or options or related securities shall be issued from Valmont's shareholder approved stock plans and shall be subject to customary adjustments for stock splits and similar transactions as set forth in the plans.

Effective Date, Amendments and Termination

        Predecessors of the Plan has been effective since 1996. If approved by the shareholders, the Incentive Plan will be effective as of the first day of fiscal 2008. The board of directors may at any time terminate or from time to time amend the Incentive Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously made under the Incentive Plan. However, without shareholder approval, no amendment of the Incentive Plan shall be effective which would increase the maximum amount which can be paid to any one participant under the Incentive Plan in any fiscal year, which would change the performance targets permissible under the Incentive Plan for payment of awards, or which would modify the requirement as to eligibility for participation in the Incentive Plan.

Vote Required for Approval

        The approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Valmont common stock present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
THE VALMONT 2008 EXECUTIVE INCENTIVE PLAN.

ITEM 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte Entities") conducted the 2007 and 2006 audits of the Company's financial statements. Fees billed by the Deloitte Entities to the Company for services provided during the 2007 and 2006 fiscal years were as follows:

	2007	2006
Audit Fees	$989,145	$899,227
Audit-Related Fees	21,500	18,300
Tax Fees	32,273	38,502
Other Fees	-0-	-0-

Total Fees	$1,042,918	$956,029

        Audit Fees consist of the audit of the Company's fiscal 2007 and 2006 annual financial statements, review of the Company's quarterly financial statements during 2007 and 2006, fees associated with registration statements and other services that are normally provided in connection with statutory and regulatory filings. Audit fees also included the audit of the effectiveness of the Company's internal control over financial reporting.

        Audit-Related Fees consist of financial statement audits of employee benefit plans, consents related to Securities and Exchange Commission filings, agreed-upon procedures, documentation review in connection with the Company's internal controls over financial reporting and due diligence services performed with respect to acquisitions.

        Tax Fees consist of international tax planning and federal, state and expatriate tax compliance.

        The Committee pre-approves all audit and permitted non-audit services to be performed by the independent auditor, including audit services, audit-related services, tax services and any other services. The Committee periodically grants pre-approval of specific audit and non-audit services including cost levels for such services. Any services not covered by prior pre-approvals, or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. In periods between Committee meetings, the Committee Chairman has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Committee.

        The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to conduct the 2008 audit of the Company's financial statements and requests that the shareholders ratify this appointment. A representative from Deloitte & Touche LLP will be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 4.

Shareholder Proposals

        Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company no later than November 21, 2008 in order to be considered for inclusion in the proxy statement for such meeting.

        The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders' meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety nor more than one hundred twenty days prior to the meeting. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors to file reports of changes in ownership of Valmont's common stock with Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish Valmont with copies of all Section 16(a) forms so filed. Based solely on a review of the copies of such forms furnished to Valmont and written representations from Valmont's executive officers and directors, Valmont believes that all persons subject to these reporting requirements filed the required reports on a timely basis during fiscal 2007.

Other Matters

        The board of directors does not know of any matter, other than those described above, that may be presented for action at the annual meeting of shareholders. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

By Order of the Board of Directors

E. Robert Meaney Secretary Valmont Industries, Inc.

ONE VALMONT PLAZA OMAHA NEBRASKA 68154-5215 USA
PHONE	402.963.1000
FAX	402.963.1199
www.valmont.com

☒	Votes must be indicated (x) in Black or Blue ink.	Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all nominees listed below.	WITHHOLD AUTHORITY to vote for all nominees listed below.	FOR ALL EXCEPT
							FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:	☐	☐	☐	2.	PROPOSAL to approve the Valmont 2008 Stock Plan.	☐	☐	☐
NOMINEES: 01 Mogens C. Bay and 02 Walter Scott, Jr.							FOR	AGAINST	ABSTAIN
					3.	PROPOSAL to approve the Valmont 2008 Executive Incentive Plan.	☐	☐	☐
							FOR	AGAINST	ABSTAIN
(Instruction: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and write the nominee’s name on the space provided below.)					4.	PROPOSAL to ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2008.	☐	☐	☐

*Exceptions					5.	IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business or matters as may properly come before the meeting.

Signature	Signature	Date

(When signing as attorney, executor, administrator, trustee, guardian or conservator, designate full title. All joint tenants must sign.)

__________________________________________________________________________________________________________

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PROXY

VALMONT INDUSTRIES, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2008

The undersigned hereby constitutes and appoints Mogens C. Bay and Walter Scott, Jr., or any substitute appointed by them, the undersigned’s agents, attorneys and proxies to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Valmont Industries, Inc., to be held at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska 68102, on April 28, 2008 at 2:00 p.m. local time, or at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

__________________________________________________________________________________________________________

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APPENDIX A

        Note: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an appendix to this proxy statement filing.

VALMONT 2008 STOCK PLAN

SECTION 1

NAME AND PURPOSE

        1.1    NAME.    The name of the plan shall be the Valmont 2008 Stock Plan (the "Plan").

        1.2.    PURPOSE OF PLAN.    The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2

DEFINITIONS

        2.1    DEFINITIONS.    Whenever used herein, the following terms shall have the respective meanings set forth below:

  (a)
  "Act" means the Securities Exchange Act of 1934, as amended.

  (b)
  "Award" means any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award granted under the Plan, including Awards combining two or more types of Awards in a single grant.

  (c)
  "Board" means the Board of Directors of the Company.

  (d)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (e)
  "Committee" means the Compensation Committee of the Board, or its successor, or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan.

  (f)
  "Company" means Valmont Industries, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.

  (g)
  "Eligible Director" means a person who is serving as a member of the Board and who is not an Employee.

  (h)
  "Employee" means any employee of the Company or any of its Subsidiaries.

  (i)
  "Fair Market Value" means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

  (j)
  "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

  (k)
  "Other Stock-Based Award" means an award of a share of Stock or units of common stock, including restricted stock units and deferred stock units, to a Participant subject to such terms as the Committee may determine.

  (l)
  "Participant" means any Employee, Eligible Director or consultant (a non-employee who performs bona fide services for the Company) designated by the Committee to participate in the Plan.

  (m)
  "Plan" means the Valmont 2008 Stock Plan, as in effect from time to time.

  (n)
  "Predecessor Plans" means the Valmont 1999 Stock Plan and the Valmont 2002 Stock Plan.

  (o)
  "Restricted Stock" shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

  (p)
  "Stock" means the Common Stock of the Company, par value $1.00 per share.

  (q)
  "Stock Appreciation Right" means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

  (r)
  "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

        2.2    GENDER AND NUMBER.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

        The only persons eligible to participate in the Plan shall be those Participants selected by the Committee.

SECTION 4

POWERS OF THE COMMITTEE

        4.1    COMMITTEE MEMBERS.    The Plan shall be administered by the Committee comprised of no fewer than two members of the Board. Each Committee member shall satisfy the requirements for (i) an "independent director" for purposes of the Company's Corporate Governance Principles, (ii) an "independent director" under rules adopted by the New York Stock Exchange, (iii) a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act, and (iv) an "outside director" under Section 162(m) of the Code.

        4.2    POWER TO GRANT.    The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

        4.3    ADMINISTRATION.    The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

SECTION 5

STOCK SUBJECT TO PLAN

        5.1    NUMBER.    The number of shares of Stock subject to Awards under the Plan may not exceed 1,700,000 shares of Stock. Following approval of the Plan by Company stockholders, no additional award grants shall be made under the Predecessor Plans. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

        5.2    LIMITATIONS.    The maximum number of shares of Stock with respect to which Awards may be granted to any one Participant under the Plan in any calendar year is 20% of the aggregate number of shares of Stock available for Awards under Section 5.1. A maximum of 25% of shares of Stock available for issuance under the Plan may be issued as Awards other than Options or Stock Appreciation Rights.

        5.3    AVAILABILITY OF STOCK NOT ISSUED PURSUANT TO AWARDS.    Any shares of Stock subject to an Award, and any shares of Stock subject to an award under a Predecessor Plan, which for any reason are cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock subject to Options or Stock Appreciation Rights shall be deducted from the Plan share reserve based on the gross number of shares of Stock exercised and not deducted based on the net number of shares of Stock delivered; the shares of Stock subject to an Award, or subject to an award under a Predecessor Plan, that are tendered to the Company or retained by the Company to pay the exercise price or withholding taxes shall be deducted from the Plan share reserve and shall not become available again for issuance under the Plan.

        5.4    ADJUSTMENT IN CAPITALIZATION.    In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate transaction or event, (i) the aggregate number of shares of Stock available for Awards under Section 5.1 and (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

        5.5    DIVIDEND EQUIVALENT RIGHTS.    No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights. The Committee may at the time of a Restricted Stock or Other Stock-Based Award provide that any dividends declared on common stock or dividend equivalents be (i) paid to the Participant, (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of any restrictions, or (ii) not paid or accumulated.

SECTION 6

STOCK OPTIONS

        6.1    GRANT OF OPTIONS.    Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Options may also be granted in replacement of or upon assumption of options previously issued by companies acquired by the Company by merger or stock purchase, and any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed; any such options shall not count against the limits established in Section 5.1.

        6.2    OPTION PRICE. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

        6.3    EXERCISE OF OPTIONS.    Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

        6.4    PAYMENT.    The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) by tendering, either by actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any required tax withholding resulting from such exercise. The Committee may approve other methods of payment.

        6.5    INCENTIVE STOCK OPTIONS.    Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

        6.6    NO REPRICING.    Other than in connection with the change in capitalization (as described in Section 5.4 of the Plan), the terms of Awards may not be amended to reduce the exercise price of Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right.

        6.7    NO RELOAD GRANTS.    Options shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

SECTION 7

DIRECTOR AWARDS

        7.1    DIRECTOR AWARDS.    Any Award or formula for granting an Award under the Plan made to Eligible Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board.

SECTION 8

STOCK APPRECIATION RIGHTS

        8.1    SAR'S IN TANDEM WITH OPTIONS.    Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

        8.2    OTHER STOCK APPRECIATION RIGHTS.    Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

        8.3    LIMITATIONS.    The provisions of Sections 6.2, 6.3, 6.6 and 6.7 of the Plan shall also apply to Stock Appreciation Rights.

SECTION 9

RESTRICTED STOCK

        9.1    GRANT OF RESTRICTED STOCK.    The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

        9.2    REMOVAL OF RESTRICTIONS.    The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

SECTION 10

OTHER STOCK-BASED AWARDS

        10.1    GENERAL.    The Committee may grant Awards of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares. Such other stock-based awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive or vest with respect to, one or more shares of Stock (or the equivalent cash value of such Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. Such other stock-based awards may include the awards referenced in Sections 10.2 and 10.3.

        10.2    RESTRICTED STOCK UNITS.    Restricted Stock Units represent an unfunded and unsecured obligation of the Company. Settlement of a Restricted Stock Unit upon expiration of the deferral or vesting period shall be made in Stock or otherwise as determined by the Committee.

        10.3    PERFORMANCE SHARES.    Performance shares are awards the grant, issuance, retention, vesting and/or settlement of which is subject to the satisfaction of one or more of the performance criteria established by the Committee. With respect to Participants covered by the Company's Executive Incentive Plan, the performance measures shall be those designated in such Executive Incentive Plan.

        10.4    DEFERRED STOCK UNITS.    Deferred Stock Units shall entitle the Participant to receive shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

        10.5    CERTAIN LIMIATIONS ON AWARDS.    A maximum of 5% of the aggregate number of shares of Stock available for issuance under the Plan may be issued as Restricted Stock, restricted stock units, or performance shares, having no minimum vesting period; subject to the foregoing, and except in the case of Change-in-Control, death, disability or termination of employment, no Award (other than an Option or Stock Appreciation Right) based on performance criteria shall be based on performance over a period of less than one year, and no Award (other than an Option or Stock Appreciation Right)

that is solely conditioned on continued employment or the passage of time shall provide for vesting in less than pro rata installments over three years from the date of Award.

SECTION 11

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

        11.1    GENERAL.    The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 11.1. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the written consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1, (iii) change the minimum exercise price for stock options as provided in Section 6.2, (iv) eliminate the prohibitions in Sections 6.6 and 6.7, or (v) extend the term of the Plan, in each case without the approval of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall affect the rights of any Participant with respect to a previously granted Award without the written consent of the Participant.

        11.2    TERMINATION OF PLAN.    No further Awards shall be granted under the Plan subsequent to March 31, 2018, or such earlier date as may be determined by the Board.

SECTION 12

MISCELLANEOUS PROVISIONS

        12.1    NONTRANSFERABILITY OF AWARDS.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable, except by will or by the laws of descent and distribution.

        12.2    BENEFICIARY DESIGNATION.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Company. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant's surviving spouse, if any, or otherwise by his estate.

        12.3    NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

        12.4    TAX WITHHOLDING.    The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligation associated with the transaction.

        12.5    CHANGE OF CONTROL.    Unless otherwise provided by the Committee at the time of grant, on the date of a Change of Control, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. The

Committee may make appropriate provision for the effect of a Change of Control on Restricted Stock Units, Deferred Stock Units and performanced-based Awards. "Change of Control" shall mean:

  (i)
  The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries, (ii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company and (iii) Robert B. Daugherty, his successors and assigns and any tax-exempt entity established by him) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

  (ii)
  Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

  (iii)
  Consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination, the persons who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company resulting from such Business Combination (including a company which, as a result of such transaction, owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

  (iv)
  The complete liquidation or dissolution of the Company.

        12.6    AGREEMENTS WITH COMPANY.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee or its designee.

        12.7    COMPANY INTENT.    The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention. If any provision of the Plan or an Award contravenes any regulations promulgated under Section 409A of the Code or could cause an Award to be subject to interest and penalties under Section 409A of the Code, such provision of the Plan or any Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

        12.8    REQUIREMENTS OF LAW.    The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

        12.9    EFFECTIVE DATE.    The Plan shall be effective upon its adoption by the Board subject to approval by the Company's stockholders at the 2008 annual stockholders' meeting.

        12.10    GOVERNING LAW.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

APPENDIX B

        Note: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an appendix to this proxy statement filing.

2008 VALMONT EXECUTIVE INCENTIVE PLAN

        1.    PURPOSE.    The principal purpose of the Valmont Industries, Inc. Executive Incentive Plan (the "Plan") is to provide incentives to executive officers and other senior management officers of Valmont Industries, Inc. ("Valmont") who have significant responsibility for the success and growth of Valmont and to assist Valmont in attracting, motivating and retaining executive officers and other senior management officers on a competitive basis.

        2.    ADMINISTRATION OF THE PLAN.    The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall have the sole discretion to interpret the Plan; approve a pre-established objective performance measure or measures annually; certify the level to which each performance measure was attained prior to any payment under the Plan; approve the amount of awards made under the Plan; and determine who shall receive any payment under the Plan.

        The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations and guidelines for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Valmont, its stockholders and any person receiving an award under the Plan.

        3.    ELIGIBILITY.    Executive officers and other senior management officers of Valmont shall be eligible to receive awards under the Plan. Such participants include the Chief Executive Officer, other executive officers and senior management officers and any persons performing similar duties in the future. The Committee shall designate the executive officers and other senior management officers who will participate in the Plan each year.

        4.    AWARDS.    The Committee shall establish annual and/or long-term incentive award targets for participants. If an individual becomes an executive officer or senior management officer during the year, such individual may be granted eligibility for an incentive award for that year upon such individual assuming such position; provided, if such person is a covered employee under Section 162(m) of the Internal Revenue Code, the eligibility of such person shall be conditioned on compliance with Section 162(m) for tax deductibility of the award.

        The Committee shall also establish annual and/or long-term performance targets which must be achieved in order for an award to be earned under the Plan. Such targets, which may be calculated on an absolute or relative basis, shall be based on stock price, earnings, earnings per share, growth in earnings per share, total shareholder return, achievement of annual operating profit plans, operating income performance, return on equity performance, return on capital, sales growth, expense or working capital targets, margin improvement, or any of the foregoing before the effect of acquisitions, divestitures, accounting charges, or other nonrecurring expenses, all as determined by the Committee. The specific performance targets for each participant shall be established in writing by the Committee within ninety days after the commencement of the fiscal year (or within such other time period as may be required by Section 162(m) of the Internal Revenue Code) to which the performance target relates. The performance target shall be established in such a manner that a third party having knowledge of the relevant facts could determine whether the performance goal has been met.

        Awards shall be payable following the completion of the applicable performance period upon certification by the Committee that Valmont achieved the specified performance target established for the participant. Awards may be paid in cash or securities. Grants or awards of stock options, other securities or stock appreciation rights shall be based on a stock price that is not less than current fair market value at the time of grant, and shall be subject to the restrictions and conditions contained in a Valmont stockholder approved Stock Plan. Notwithstanding the attainment by Valmont of the specified performance targets, the Committee has the discretion, for each participant, to reduce some or all of an award that would otherwise be paid. However, in no event may a participant receive compensation with respect to the Company's short-term and long-term incentive plans under the Plan in any fiscal year in excess of (i) $4,000,000 for cash-based awards under short-term incentive plans, (ii) $6,000,000 for cash-based awards under long-term incentive plans, and (iii) 100,000 shares of common stock for incentive plans based on performance shares, performance-based restricted stock or performance-based restricted stock units (which shares shall be issued from the Company's then current Stock Plan and shall be subject to customary adjustments for stock splits and similar transactions as set forth in the Company's then current Stock Plan) or the cash equivalent thereof in the event settlement is made based on the fair market value of such shares.

        5.    MISCELLANEOUS PROVISIONS.    Valmont shall have the right to deduct from all awards hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such awards. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Valmont. The costs and expenses of administering the Plan shall be borne by Valmont and shall not be charged to any award or to any participant receiving an award.

        6.    AMENDMENTS AND TERMINATION.    The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously made under the Plan. However, unless the stockholders of Valmont shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum amount which can be paid to any one participant under the Plan in any fiscal year, which would change the performance targets permissible under the Plan for payment of awards, or which would modify the requirement as to eligibility for participation in the Plan.

QuickLinks

Notice of Annual Meeting of Shareholders
Proxy Statement
Certain Shareholders
Corporate Governance
ITEM 1: BOARD OF DIRECTORS AND ELECTION OF DIRECTORS
Compensation Discussion and Analysis
Compensation Committee Report
Executive Compensation
Summary Compensation Table
Grants of Plan-based Awards for Fiscal 2007
Outstanding Equity Awards at Fiscal Year-End
Options Exercised and Stock Vested
Nonqualified Deferred Compensation
Director Compensation
Equity Compensation Plan Information
Potential Payments Upon Termination or Change-In-Control
Audit Committee Report
ITEM 2: APPROVAL OF THE VALMONT 2008 STOCK PLAN
ITEM 3: APPROVAL OF THE VALMONT 2008 EXECUTIVE INCENTIVE PLAN
ITEM 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 4.
Shareholder Proposals
Section 16(a) Beneficial Ownership Reporting Compliance
Other Matters
APPENDIX A
VALMONT 2008 STOCK PLAN SECTION 1 NAME AND PURPOSE
SECTION 2 DEFINITIONS
SECTION 3 ELIGIBILITY AND PARTICIPATION
SECTION 4 POWERS OF THE COMMITTEE
SECTION 5 STOCK SUBJECT TO PLAN
SECTION 6 STOCK OPTIONS
SECTION 7 DIRECTOR AWARDS
SECTION 8 STOCK APPRECIATION RIGHTS
SECTION 9 RESTRICTED STOCK
SECTION 10 OTHER STOCK-BASED AWARDS
SECTION 11 AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN
SECTION 12 MISCELLANEOUS PROVISIONS
APPENDIX B
2008 VALMONT EXECUTIVE INCENTIVE PLAN